CHANGE OF CONTROL AGREEMENT

     This Agreement is made and entered into this _____ day of ______________, 1999, by and between First Merchants Corporation, an Indiana corporation (hereinafter referred to as "Corporation"), and First Merchants Bank, National Association (hereinafter referred to as "Bank"), a wholly-owned subsidiary of the Corporation, both with their principal offices located at 200 East Jackson Street, Muncie, Indiana, and ______________ (hereinafter referred to as "Executive"), of Muncie, Indiana.

     WHEREAS, the Corporation and the Bank consider the continuance of proficient and experienced management to be essential to protecting and enhancing the best interests of the Corporation, the Bank, and the Corporation's shareholders; and

     WHEREAS, the Corporation and the Bank desire to assure the continued services of the Executive on behalf of the Corporation and the Bank; and

     WHEREAS, the Corporation and the Bank recognize that if faced with a proposal for a Change of Control, as hereinafter defined, the Executive will have a significant role in helping the Board of Directors assess the options and advising the Board of Directors on what is in the best interests of the Corporation, the Bank, and the Corporation's shareholders; and it is necessary for the Executive to be able to provide this advice and counsel without being influenced by the uncertainties of the Executive's own situation; and

     WHEREAS, the Corporation and the Bank desire to provide fair and reasonable benefits to the Executive on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained and the continued employment of the Executive by the [Corporation] [Bank] as _____________________________________, the
Corporation, the Bank, and the Executive, each intending to be legally bound, covenant and agree as follows:

     1. TERM OF AGREEMENT.

        This Agreement shall continue in effect through December 31, 1999; provided, however, that commencing on December 31, 1999 and each December 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than October 31, 1999 or October 31 immediately preceding any December 31 thereafter, the Corporation or the Bank shall have given the Executive notice that it does not wish to extend this Agreement; and provided further, that if a Change of Control of the Corporation or the Bank, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change of Control occurred.

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     2. DEFINITIONS.

        For purposes of this Agreement, the following definitions shall apply:

             A.  CAUSE: "Cause" shall mean:

                 (1) professional incompetence;

                 (2) willful misconduct;

                 (3) personal dishonesty;

                 (4) breach of fiduciary duty involving personal profit;

                 (5) intentional failure to perform stated duties;

                 (6) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist orders; and

                 (7) any intentional material breach of any term, condition or covenant of this Agreement.

             B.  CHANGE OF CONTROL: "Change of Control" shall mean:

                 (1) any person (as such term is used in Sections 13(d) and
                     14(d) of the Securities Exchange Act of 1934 ["Exchange Act"]), other than the Corporation, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Corporation or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities;

                 (2) persons constituting a majority of the Board of Directors of the Corporation or the Bank were not directors of the respective Board for at least the twenty-four (24) preceding months;

                 (3) the stockholders of the Corporation or the Bank approve a merger or consolidation of the Corporation or the Bank with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the

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                     combined voting power of the voting securities of the
                     Corporation or the Bank or such surviving entity outstanding immediately after such a merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Corporation or the Bank (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities; or

                 (4) the stockholders of the Corporation approve a plan of
                     complete liquidation of the Corporation or the Bank or an agreement for the sale or disposition by the Corporation or the Bank of all or substantially all of the Corporation's or the Bank's assets.

             C. DATE OF TERMINATION: "Date of Termination" shall mean the date stated in the Notice of Termination (as hereinafter defined) or thirty (30) days from the date of delivery of such notice, as hereinafter defined, whichever comes first.

             D. DISABILITY: "Disability" shall mean the definition of such term as used in the disability policy then in effect for the Corporation or the Bank, and a determination of full disability by the Corporation or the Bank; provided that in the event there is no disability insurance then in force, "disability" shall mean incapacity due to physical or mental illness which will have caused the Executive to have been unable to perform his duties with the Corporation and/or the Bank on a full time basis for one hundred eighty (180) consecutive calendar days.

             E. NOTICE OF TERMINATION: "Notice of Termination" shall mean a written notice, communicated to the other parties hereto, which shall indicate the specific termination provisions of this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

             F. RETIREMENT: "Retirement" shall mean termination of employment by the Executive in accordance with the Corporation's or the Bank's normal retirement policy generally applicable to its salaried employees in effect at the time of a Change of Control.

     3. Termination.

             A. GENERAL. If any of the events described in Section 2 constituting a Change in Control of the Corporation or the Bank shall have occurred, the Executive shall be entitled to the benefits described in Section 4 upon the subsequent termination of the Executive's employment during the term of this

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                 Agreement, unless such termination is (a) because of the death or Disability of the Executive, (b) by the Corporation or the Bank for Cause, or (c) by the Executive other than on account of Constructive Termination (as hereinafter defined).

             B. If, following a Change of Control, the Executive's employment shall be terminated for Cause, the Corporation and/or the Bank shall pay him his salary through the Date of Termination at the rate in effect on the date of the Notice of Termination, and the Corporation and the Bank shall have no further obligations under this Agreement. If, following a Change of Control, the Executive's employment shall be terminated as a result of death or Disability, compensation to the Executive shall be made pursuant to the Corporation's and the Bank's then existing policies on death or Disability, and the Corporation and the Bank shall have no further obligations under this Agreement. If, following a Change of Control, the Executive's employment is terminated by and at the request of the Executive as a result of Retirement, compensation to the Executive shall be made pursuant to the Corporation's and the Bank's normal retirement policy generally applicable to its salaried employees at the time of the Change of Control, and the Corporation and the Bank shall have no further obligations under this Agreement.

             C. CONSTRUCTIVE TERMINATION. The Executive shall be entitled to terminate his employment upon the occurrence of Constructive Termination. For purposes of this Agreement, "Constructive Termination" shall mean, without the Executive's express written consent, the occurrence, after a Change of Control of the Corporation or the Bank, of any of the following circumstances:

                 (1) the assignment to the Executive of any duties inconsistent
                     (unless in the nature of a promotion) with the position in the Corporation or the Bank that the Executive held immediately prior to the Change of Control of the Corporation or the Bank, or a significant adverse reduction or alteration in the nature or status of the Executive's position, duties or responsibilities or the conditions of the Executive's employment from those in effect immediately prior to such Change of Control;

                 (2) a reduction in the Executive's annual base salary, as in effect immediately prior to the Change of Control of the Corporation or the Bank or as the same may be adjusted from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Corporation or the Bank;

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                 (3) the Bank and/or the Corporation requires the Executive to
                     e relocated anywhere other than their offices in Muncie, Indiana;

                 (4) the taking of any action to deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change of Control, or the failure to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Corporation and/or the Bank and in accordance with the Corporation's or the Bank's normal vacation policy in effect at the time of the Change of Control;

                 (5) the failure to continue to provide the Executive with
                     benefits substantially similar to those enjoyed by the Executive under any of the Corporation's or the Bank's life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change of Control of the Corporation or the Bank, or the taking of any action which would directly or indirectly materially reduce any of such benefits; or

                 (6) the failure of the Corporation or the Bank to continue this
                     Agreement in effect, or to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof.

     4. COMPENSATION UPON TERMINATION.

             Following a Change of Control, if his employment by the Corporation or the Bank shall be terminated by the Executive on account of Constructive Termination or by the Corporation or the Bank other than for Cause, death, Disability, or Retirement (by and at the request of the Executive), then the Executive shall be entitled to the benefits provided below:

             A. No later than the fifth day following the Date of Termination, the Corporation or the Bank shall pay to the Executive his full base salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, plus all other amounts to which the Executive is entitled under any incentive, bonus or other compensation plan of the Corporation or the Bank in effect at the time such payments are due;

             B. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, no later than the fifth day following the Date of Termination, the Corporation or the Bank shall pay to the Executive a lump sum severance payment, in cash, equal to ________ (____) times the sum of (a) the Executive's annual base salary rate as in effect on the date of the


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                 Notice of Termination, and (b) the largest bonus received by he Executive during the two (2) years immediately preceding the Date of Termination under the Corporation's Management Incentive Plan covering the Executive;


             C. During the period beginning with the Executive's Date of Termination and continuing until the earlier of (a) the second anniversary of such Date of Termination, or (b) Executive's sixty-fifth (65th) birthday, the Corporation or the Bank shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive was receiving immediately prior to he Notice of Termination and shall pay the same percentage of the cost of such benefits as the Corporation or the Bank was paying on the Executive's behalf on the date of such Notice;

             D. In lieu of shares of common stock of the Corporation ("Corporation Shares") issuable upon the exercise of outstanding options ("Options"), if any, granted to the Executive under any Corporation stock option plan (which Options shall be cancelled upon the making of the payment referred to below), the Executive shall receive an amount in cash equal to the product of (a) the excess of the higher of the closing price of Corporation Shares as reported on the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange, wherever listed, on or nearest the Date of Termination or the highest per share price for Corporation Shares actually paid in connection with any Change of Control of the Corporation, over the per share exercise price of each Option held by the Executive (whether or not then fully exercisable), times (b) the number of Corporation Shares covered by each such Option;

             E. If the payments or benefits, if any, received or to be received by the Executive (whether under this Agreement or under any other plan, arrangement, or agreement between the Executive and the Corporation or the Bank), in connection with termination or Constructive Termination of the Executive's employment following a Change of Control, constitute an "excess parachute payment" within the meaning ofss.280G of the Internal Revenue Code ("Code"), the Corporation or the Bank shall pay to the Executive, no later than the fifth day following the Date of Termination, an additional amount (as determined by the Corporation's independent public accountants) equal to the excise tax, if any, imposed on the "excess parachute payment" underss.4999 of the Code; provided, however, if the amount of such excise tax is finally determined to be more or less than the amount paid to the Executive hereunder, the Corporation or the Bank (or the Executive if the finally determined amount is less than the original amount paid) shall pay the difference between the amount originally paid and the finally determined

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                 amount to the other party no later than the fifth day following the date such final determination is made;

             F. The Corporation or the Bank shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), unless the decision-maker in any proceeding, contest, or dispute arising hereunder makes a formal finding that the Executive did not have a reasonable basis for instituting such proceeding, contest, or dispute;

             G. The Corporation or the Bank shall provide the Executive with individual out- placement services in accordance with the general custom and practice generally accorded to an executive of the Executive's position.

     5. SUCCESSORS; BINDING AGREEMENT.

             A. The Corporation or the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation or the Bank would be required to perform it if no such succession had taken place. Failure of the Corporation or the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation or the Bank in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive terminates his employment on account of Constructive Termination following a Change of Control of the Corporation or the Bank, except that for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "the Corporation or the Bank" shall mean the Corporation or the Bank and any successor to their business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

             B. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the

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                 devisee, legatee or other designee or, if there is no such designee, to his estate.

     6. GUARANTEE BY CORPORATION AND BANK.

             In consideration of the value of the continued employment of the Executive by the Corporation or the Bank, and the benefits derived by the Corporation and the Bank from the Executive's employment by the Corporation or the Bank, the Corporation and the Bank hereby unconditionally and fully guarantee and endorse the obligations of the other hereunder, and agree to be fully bound by the terms of this Agreement in the event that the other fails to perform, honor, or otherwise complete fully its obligations hereunder.

     7. MISCELLANEOUS.

             No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Corporation. No waiver by either party hereto at the time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana without regard to its conflicts of law principles. All references to a section of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such section. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation and the Bank under Section 4 shall survive the expiration of the term of this Agreement.

     8. VALIDITY.

             The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. COUNTERPARTS.

             This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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    10. ARBITRATION.

             Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Muncie, Indiana in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

    11. ENTIRE AGREEMENT.

             This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

     IN WITNESS WHEREOF, the Corporation and the Bank have caused this Agreement to be executed by their duly authorized officers, and the Executive has hereunder subscribed his name, this _______ day of ______________________, 1999.


"CORPORATION"                                                 "EXECUTIVE"

FIRST MERCHANTS CORPORATION

By ______________________________       By ______________________________
       Stefan S. Anderson,                     __________________
       Chairman of the Board

"BANK"

FIRST MERCHANTS BANK, NATIONAL ASSOCIATION

By ______________________________
       Stefan S. Anderson,
       Chairman of the Board


                   SCHEDULE A TO FIRST MERCHANTS CORPORATION
                          CHANGE OF CONTROL AGREEMENT


     The Corporation's Change of Control Agreement covering Roger M. Arwood, Larry R. Helms, Jack L. Demaree, and Roy A. Eon are all in the form of Exhibit
10.1.  The  multiples of the  executives'  annual base  salaries are as follows:
Roger M. Arwood 299 percent, Jack L. Demaree 200 percent, Larry R. Helms 200 percent, and Roy A.Eon 200 percent.